UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 25, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2025, Serina Therapeutics, Inc., a Delaware corporation (“Serina” or the “Company”), entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Jones”) with respect to an at the market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $13,270,500 (the “Placement Shares”) through Jones as sales agent. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-286340) (the "Registration Statement") and the prospectus supplement dated April 28, 2025, and filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

Under the terms of the Sales Agreement, the Company will not issue or sell through Jones such number or dollar amount of shares of Common Stock that would exceed the number or dollar amount of shares of Common Stock registered and available on the Registration Statement, exceed the number of authorized but unissued shares of Common Stock, or exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable).

Jones may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made on or through NYSE American (“NYSE American”) or any other existing trading market for the Common Stock. Subject to the terms of a placement notice, Jones may also sell Placement Shares by any other method permitted by law, including but not limited to in negotiated transactions, subject to the prior written consent of the Company. Jones will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jones a commission of up to three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Jones under the Sales Agreement, and also has provided Jones with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Jones in connection with the offering up to a maximum of $50,000, in addition to certain ongoing legal fees of Jones’ counsel.

The Company is not obligated to sell, and Jones is not obligated to buy or sell, any Placement Shares under the Sales Agreement. The Company or Jones may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions. Jones will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NYSE American.

The Sales Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Bradley Arant Boult Cummings LLP relating to the legality of the issuance and sale of the Placement Shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events

The Description of Securities attached hereto as Exhibit 4.1 is filed for the purpose of updating the description of the Company’s capital stock, as a result of the filing of the Certificate of Designations, as previously reported on Form 8-K on April 14, 2025. The Description of Securities modifies and supersedes any prior description of the capital stock of the Company in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act, the Securities Exchange Act of 1934, and the rules and forms promulgated thereunder.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Capital on Demand™ Sales Agreement, dated as of April 25, 2025, by and between the Company and JonesTrading Institutional Services LLC
4.1	Description of Securities
5.1	Opinion of Bradley Arant Boult Cummings LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: April 29, 2025	By:	/s/ Steve Ledger
Chief Executive Officer